EXHIBIT 10.3
                 ISO 14000 MARKETING AND PROMOTION AGREEMENT

    THIS AGREEMENT is being entered into as of this 6th day of September, 1996, between REALITY INTERACTIVE, INC., a Minnesota corporation with its principal office at Suite 300, 11200 West 78th Street, Eden Prairie, Minnesota 55344 ("RII") and GLOBAL ENVIRONMENT AND TECHNOLOGY FOUNDATION, a non-profit Virginia corporation, with its principal place of business at 7010 Little River Turnpike, Suite 300, Annandale, Virginia 22003 ("GETF").

                                   RECITALS

    WHEREAS, RII is the producer and publisher of a certain environmental standards product published in electronic digital format and known as the ISO 14000 EMS Conformance Series (the "Series");

    WHEREAS, the Series will be comprised of five separate titles
(individually, the "Title") as follows:

    UNDERSTANDING ISO 14000
    GETTING STARTED WITH ISO 14000
    BUILDING AND IMPLEMENTING AN EMS FOR ISO 14000
    INTERNAL AUDITING AND MANAGEMENT REVIEW FOR ISO 14000
    PROJECT PLANNING FOR ISO 14000

    The Titles and Series are collectively referred to herein as the "Product";

    WHEREAS, GETF desires to market and promote ISO 14000 information including environmental training and education materials such as interactive multimedia products;

    WHEREAS, GETF and the American National Standards Institute (ANSI) have formed "ISO 14000 Integrated Solutions" (IIS), which includes an on-line website that provides education, training and information to American industry and government about the changing dynamics of international environmental management standards;

    WHEREAS, RII is willing to grant GETF the right to market and promote the Product and to allow GETF to earn a Promotion Royalty in accordance with the terms and conditions as set forth herein;

    WHEREAS, GETF has determined that the RII Product meets GETF's criteria for products that GETF is willing to be associated with and this assiciation is granted to RII on the basis of the terms and conditions set forth herein.

                                  AGREEMENTS

         NOW, THEREFORE, in consideration of the recitals and the mutual agreements and acknowledgments made herein, the parties agree as follows:

         1. APPOINTMENT. RII grants to GETF the nonexclusive right, under the terms of this Agreement, to market and promote the Product on a worldwide basis (the "Territory") employing such marketing and promotion programs as identified in EXHIBIT A, or employing other programs as deemed appropriate by the parties.

         2. PROMOTION ROYALTY. GETF shall be entitled to a Promotion Royalty of (***)% on each unit of the product sold by RII up to Net Receipts of $(***). Thereafter, GETF shall be entitled to a Promotion Royalty of (***)% on each unit of the product sold by RII in excess of $(***) of Net Receipts. In addition to the above terms, GETF shall be entitled to a Promotion Royalty of (***)% on Net Receipts realized as a direct result of its sales efforts in which Joe Cascio or another GETF employee actively participates in a sale closed by RII. As used herein, "Net Receipts" means the net revenues that RII receives from sale of the Product by any means or distribution channels, exclusive of demonstration or promotional copies, sales discounts, returns, postage, freight or other actual shipping charges.

(***)

         3. PAYMENT. On or before the 30th day after the end of each month during the term of this Agreement, RII shall submit to GETF a report of the Net Receipts for the Product during the previous month along with a payment of the Promotion Royalty for such Net Receipts if such Production Royalty is in excess of the amounts paid in connection with clause 2 of this Agreement. All payments will be made in U.S. dollars.

         4. TERM AND TERMINATION. The term of this Agreement is three years from the date of its execution. The term may be extended by mutual consent of the parties. This Agreement may not be terminated by either party during its term except for good cause. Good cause shall mean a material breach of this Agreement. Neither party may terminate for cause unless it notifies the other party of any alleged material breach in writing and the breach has not been cured within 30 calendar days from the mailing date of such notice. This Agreement will terminate automatically in the event either party ceases to do business, in the event of either party's bankruptcy, insolvency, or assignment for the benefit of creditors.

Upon termination of this Agreement, GETF shall return any Product, as well as copies of promotional materials, marketing literature, written information and reports pertaining to the Product that have been supplied by RII. At the same time, RII shall cease using any references to or selling any products with the GETF/IIS logos, including packaging and any collateral marketing materials. Within ten (10) business days of notice of termination, RII shall gather and destroy, from its own stock as well as from all of its distribution channels, all copies of the product, its packaging, and all collateral marketing materials which may contain any information referring or related to GETF and/or IIS.

         5. PRICE OF PRODUCT. RII retains the right to establish the retail price of any Title and of the Series (the "Retail Price") and to adjust the Retail Price from time to time.

         6.   MARKETING POLICIES; PRODUCT SUPPORT.   GETF agrees to use its
reasonable best efforts to market and promote the Products as defined in EXHIBIT
A. GETF will promptly respond to any inquiries that it receives on the Product. RII agrees to maintain a responsive customer support function. RII also agrees to provide GETF with a starter package of all materials necessary to market the Product including Demo CD's, advertising flyers etc. GETF agrees to purchase additional marketing materials, if necessary, at a price equal to RII's cost to produce such materials.


*** Denotes confidential information that has been omitted from the exhibit and filed seperately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

         7. QUALITY AND WARRANTIES. RII warrants that the digital media on which the Product is distributed is free from defects in materials and workmanship. EXCEPT AS SPECIFICALLY PROVIDED IN THE PRECEDING SENTENCE, RII MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT, INCLUDING ITS CONTENT, QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. This section shall not limit RII's liability with respect to intellectual property rights and indemnification. RII shall extend its standard warranty to purchasers of the Product, a copy of which is attached as EXHIBIT E, in the form in which it appears on the Product Registration Card packaged with the Product. GETF shall not represent that RII makes any warranty other than this standard warranty.

         8. USE OF TRADEMARKS AND ADVERTISING. With their prior review and written approval, GETF and RII agree to allow each other to advertise and use the trade names, trademarks, images, likenesses or other information of each other ("Approved Materials") for product packaging, normal advertising and promotion. Upon reasonable notice, each party may withdraw or modify such authorization. The respective use of these trademarks are identified as EXHIBIT C AND D.

         9. OWNERSHIP AND PROPRIETARY RIGHTS. RII represents and warrants that (i) it has all rights in and to copyrights, trade secrets and trademarks associated with the Product under this Agreement, (ii) the use of the literary and artistic materials and ideas contained or embodied in the Product, containers and advertising materials, if any, furnished to GETF by RII in accordance with the terms of this Agreement, will not violate any law, or infringe upon, or violate any rights of any person, firm or corporation, and
(iii) RII has no knowledge of any litigation, proceeding or claim pending or threatened against RII which may materially affect RII's rights in and to the Product, or the works and performances embodied thereon, the copyrights pertaining thereto, or the rights, licenses and privileges granted to GETF hereunder.

         10. INDEMNIFICATION. Each party (in the case of GETF, "Party" refers to IIS as well as to GETF) shall defend, indemnify and hold the other Party and its officers, agents and employees harmless against any liability, claim, damage, suit or expense (including reasonable attorney's fees) caused by the first Party's acts or omissions, including without limitation, claims based on: (I) the first Party's infringement of a patent, copyright, trademark or any other intellectual property right; (ii) bodily injury, death or damage to property caused by the first Party; (iii) the first Party's conflicts of interests, fraud or criminal conduct; (iv) the first Party's non-compliance with applicable laws or regulations; (v) the first Party's failure to compensate or comply with any applicable labor standards with respect to the first Party's employees, agents or independent contractors; and (vi) the first Party's breach of this Agreement, or any representation or warranty contained in this Agreement.

         11. RELATIONSHIP OF PARTIES. During the term of this Agreement, the relationship between RII and GETF is that of independent contractors. Under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose.

         12. CONFIDENTIALITY AND NONDISCLOSURE. Any specifications, samples, computer programs, technical information, lists of customers or potential customers, business plans or other proprietary business information or data disclosed by one party to the other during the term of this Agreement, whether written, oral or otherwise, ("Confidential Information") shall remain the property of the disclosing party. The parties agree to hold all such Confidential Information in strict confidence and not to disclose same to any third party, with the exception of IIS issues being discussed with ANSI, without the disclosing party's prior written consent. Upon expiration or termination of this Agreement, each party shall return to the other all such Confidential Information in its possession.

         13. NOTICE. All notices shall be in writing and will be delivered personally, by confirmed facsimile transmission, by certified mail, or overnight courier, to the addresses specified on the following page:

If to GETF: GETF                          If to RII: Reality Interactive, Inc.
            7010 Little River Turnpike,              11200 West 78th Street,
            Suite 300                                Suite 300
            Annandale, VA  22003-9998                Eden Prairie, MN  55344
            Attn: Kenneth Whitt                      Attn: Wes Winnekins, CFO
            Telephone:  (703) 750-6401               Telephone:  (612) 996-6777
            Fax:  (703) 750-6506                     Fax:  (612) 996-6799

Notice will be effective only upon receipt.

    14.  MISCELLANEOUS.

         (a) ASSIGNMENT, AMENDMENT AND SEVERABILITY. Neither this Agreement nor any rights hereunder or interest herein may be assigned by either party without the prior consent of the other, except to a parent, subsidiary or affiliate of the assigning party. This Agreement and the Exhibits hereto constitute the entire agreement between RII and GETF. In the event any provision of this Agreement is found to be void or unenforceable, all remaining provisions of this Agreement will remain in full force and effect.

         (b) GOVERNING LAW. This Agreement and the relationship between the parties hereto will be governed by and construed in accordance with the laws of the State of Minnesota.

         (c). MODIFICATION. No modification, amendment, supplement to or waiver of any provision of this Agreement shall be binding upon the parties hereto unless made in writing and duly signed by all parties.

         (d) ARBITRATION. All disputes arising out of this Agreement and relating to any relationships created hereby will be subject to binding arbitration. The party seeking arbitration must serve the other party by certified mail with a written demand for arbitration setting forth the question for arbitration. Arbitration will be held before a single arbitrator in the State of Virginia, if arbitration is sought by RII or in the State of Minnesota if arbitration is sought by GETF. Arbitration will be pursuant to the rules of the American Arbitration Association, except as modified by this Agreement. In no event may the arbitrator award punitive damages. The prevailing party will be entitled to reimbursement from the other party for all expenses, costs and attorneys' fees incurred in the arbitration. The parties consent to the jurisdiction of the state and federal courts in Virginia and the state and federal courts in Minnesota, as the case may be, for any action to enforce the award of the arbitrator.

IN WITNESS WHEREOF, the parties have caused the Agreement to be executed as of the date written above.


REALITY INTERACTIVE, INC.                    GLOBAL ENVIRONMENTAL
                                             TECHNOLOGY FOUNDATION

BY  /s/  Wesley W. Winnekins                 BY   /s/  Kenneth W. Whitt
  --------------------------------             --------------------------------
ITS      Chief Financial Officer             ITS  Chief Financial Officer
  --------------------------------             --------------------------------

                                  EXHIBIT A

            GETF MARKETING, PROMOTION AND ENDORSEMENT COMMITMENTS

1. GETF/IIS will include RII materials in all of its information packages and will present and demonstrate the Product to appropriate audiences.

2. GETF/IIS will endorse the Product and agree to put both logos on the CD-ROM and Product packaging.

3. GETF/IIS agree to include video segments of Joe Cascio into the Product and demo CD.

4. GETF/IIS agree to allow Joe Cascio quotations in RII developed marketing and advertising materials.

5. GETF/IIS agree to work with RII's public relations firm regarding the marketing, promotion and endorsement of the Product.

6.  GETF/IIS agree to provide prominent links to RII, IIS and GNET websites.

7. RII will be kept informed of Joe Cascio's (and other GETF employees) travel schedules and, when possible, RII may schedule a sales call or seminar for Joe Cascio or other GETF employees to participate in. GETF agrees to allow Joe Cascio to participate in a minimum of 7 such sales calls during the course of each year.

8. RII will have access to GETF's database for direct mail and other marketing programs.

9.  RII materials will be featured at all GETF conferences and seminars.

10. GETF agrees to make Joe Cascio available for 3 international sales calls. RII will make every effort to schedule these calls in conjunction with GETF's ongoing activities.

RII agrees to pay all of GETF travel costs and related expenses providing that such travel was not previously scheduled for other GETF activities and is specifically requested by RII.

During the term of this Agreement, GETF and RII may modify the aforementioned activities at the agreement of both parties.

                             EXHIBIT B (NOT USED)



                                  EXHIBIT C
                               GETF TRADEMARKS



              [LOGO]  Global Environment & Technology Foundation


                                    [LOGO]
             ANSI/GETF ISO 14000 Integrated Solutions (IIS) (TM)

                                  EXHIBIT D
                                RII TRADEMARKS



                       [LOGO] REALITY INTERACTIVE (TM)


                   REAL TOOLS FOR ACCELERATED LEARNING (TM)


                       [LOGO] REALITY INTERACTIVE (TM)
                   REAL TOOLS FOR ACCELERATED LEARNING (TM)

                                  EXHIBIT E

                              STANDARD WARRANTY

    Licensor warrants that the optical media on which the Product is distributed is free from defects in materials and workmanship. Licensor will replace defective media at no charge, provided you return the defective item with dated proof of payment to Licensor within ninety (90) days of the date of delivery. This is your sole and exclusive remedy for any breach of warranty. EXCEPT AS SPECIFICALLY PROVIDED ABOVE, LICENSOR MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO THE PRODUCT, INCLUDING ITS CONTENT, QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL LICENSOR BE LIABLE FOR DIRECT, INDIRECT, SPECIAL; INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE PRODUCT OR DOCUMENTATION. EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO CASE SHALL LICENSOR'S LIABILITY EXCEED THE AMOUNT OF THE LICENSE FEE PAID. THE WARRANTY AND REMEDIES SET FORTH ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHERS, ORAL OR WRITTEN, EXPRESS OR IMPLIED. Some states do not allow the exclusion or limitation of implied warranties or limitation of liability for incidental or consequential damages, so that the above limitation or exclusion may not apply to you.